UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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APACHE CORPORATION

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2015 INVESTOR UPDATE GOVERNANCE AND COMPENSATION UPDATE

Strengthened North American profile while maintaining fiscal responsibility after oil price decline
Oil Prices throughout 2014 (USD)
2014-2015: TRANSITIONAL YEARS FOR APACHE
Company Highlights
Continued transition to becoming a premier North American onshore resource E&P company through strategic divestment of material non-core assets, driving down costs, drilling more productive wells, and continuing to mature several resource plays
Divested or announced sales of over $8 billion of non-core assets since the beginning of 2014
Increased North American onshore liquids production by 17% in 2014
Liquids production in 2014 averaged 387 Mboe/d, with crude oil representing 83% of total liquids production
Nov ‘14:
Announced sale of
non-core southern
Louisiana and Anadarko
basin oil and gas assets
Jan –
May ‘15:
CEO transition period to complete strategic initiatives
Independent Chairperson role is adopted effective May 2
Feb ‘15:
Established
Executive
Termination
Policy
June ’14:
Completed sale of
Gulf of Mexico
Deepwater
Developments for
$1.4 billion
Apr ‘15:
Completed sale of LNG
projects in Australia and
Canada, delivering $3.7B
in cash
Jan ‘15:
New CEO and
CFO chosen by
Board
$47.76
JAN 14 APR 14 JUL 14 DEC 14
$106.77 $107.76
$95.14
Repurchased 21.0 million shares in 2014, reducing share count by 5.3%

2014 COMPENSATION PROGRAM OVERVIEW

Mr. Farris’ long-term compensation is separated into
equal thirds between TSR Shares, Performance Shares,
and RSUs
TSR shares are tied to performance relative to peers
over rolling three-year periods, are adjusted in relation
to performance, and vest equally over two years
following the performance period
Performance shares use the operational metrics in the
annual incentive bonus plan to measure performance
The Board implemented a set of detailed, objective
metrics to measure and reward annual performance
Annual bonus payouts are based on achievement of
corporate performance, which consists of corporate
objectives (weighted 70%) and management objectives
(weighted 30%)
CEO Farris did not receive a bonus for 2014
Annual Incentive Metrics Weight
70%
Proforma Production Growth Per Share of 5% 15%
Replace 115% of 2014 production through E&D adds 15%
Maximize Cash Flow per Barrel Sold through Cost Mgmt 15%
15% After Tax Rate of Return on 2014 Drilling Program 15%
Health, Safety, Security, and Environmental 5%
Strategic Goals* 35%
30%
Management objectives -
*Goals include Rationalize Apache’s interest in LNG; Sell non-core properties; Manage Australia
2014 long-term projects to deliver production; and Reduce onshore drilling and completion costs and increased EURs by 10% across North America horizontal drilling plays
Long-Term Compensation Components
Annual Incentive Bonus
66.7%
Performance-based Compensation
33.3%
Time-based Compensation

In response to shareholder feedback, the Board has continued to improve our compensation program to best align it with investor interests and business performance
SIGNIFICANT PROGRAM CHANGES
Increased percentage of equity grants that are
performance related from 35% to 50% for CEO
Reduced maximum TSR payout from 250% to
200% of target
Formalized company policy on double-trigger
requirement for accelerated vesting
Added a new independent director to the
MD&C Committee
Eliminated all tax gross ups for executive-only
benefits
Pre-2013 Improvements
Continued to increase target percentage of
performance-based equity awards from 50% to
67% for CEO at beginning of 2014
Implemented TSR share program maximum
payout limits at target for performance periods
with negative absolute TSR
Ended granting of stock options for CEO
CEO Pay Mix
Pre-2013 2014
2014-2015 Improvements
35%
30%
35%
33%
67%
Time-based shares Time-based options Performance shares

2014-2015 LEADERSHIP TRANSITION

27 years with Apache
Corporation; 13 Years
as CEO
Retired on January 20,
2015
Agreed to remain as
Chairperson until May
1, 2015
Over 17 years with
Apache Corporation; 12
years in executive
positions of increasing
responsibility
Vice President of
Apache’s largest North
American region prior
to becoming COO for
North America
Became CEO on January 20, 2015
Bachelor of Science in Petroleum Engineering
from the Colorado School of Mines
Masters of Business Administration from
Southern Methodist University
G. Steven Farris Retires After 27 Years John J. Christmann, IV Promoted to CEO
Farris will remain available to Apache for 36
months to fulfill several duties in the transition
John Lowe is now the Board’s independent
Chairperson

COMPENSATION FOR A SMOOTH TRANSITION

Though Mr. Farris’ consulting and transition agreement is structured over three years, his overall payout level is consistent with comparable companies:
*Equilar surveyed CEO separations, excluding Change in Control, within Fortune 300 and/or S&P 300 companies since 2010 for CEOs with a minimum tenure of four years
Components of Retirement Agreement
Current base salary ($1.75M) for 3 years
Payments of $2.63M for 3 years (equal to target bonus)
$1.4M cash severance payment
Continued vesting of equity
Potential cash payments following 2015 – 2017, equaling market value of shares under TSR program if targets are achieved
RSUs to be paid out under the 2014 Business Performance Share program in 2016 and 2017
95% of components were governed under existing
agreements and practices, half of which were governed by
Mr. Farris’ 1988 employment agreement, and half of which
were governed by Apache’s legacy severance practices
discontinued in February 2015
Remained as Chairperson of the Board until May 1 in
order to close key strategic divestments in Australia and
Canada
Australia and Canada LNG exits will help Apache re-
focus on its core assets in order to drive growth
Available to provide advisory and consulting services to
the company over the next three years
Subject to certain non-competition, non-solicitation,
confidentiality, non-disparagement, and non-disclosure
restrictions; agreed to release Apache from liability in
relation to time as employee
The consulting and transition agreement entered into by
Mr. Farris enables Apache to change leadership quickly,
efficiently, and without disruption
Average Total Separation
Payment*
Apache Total Separation
Payment
$26.9M $27.2M

CEO’s ongoing compensation falls between the 25
th
and 50
th
percentile of peer group
Base Salary – $1,100,000, effective January 20, 2015 (date of appointment); 37% decrease from prior CEO
Target Bonus – 130% of base salary; 20% decrease from prior CEO
Long-Term Compensation – Eligible for 2015 program; accounting for 78% of total compensation. 60% of target annual awards will be comprised of performance shares.
Promotional Award – One-time award of 50,000 restricted stock units was made on February 18, 2015; Mr.
Christmann is required to hold 60% of the RSUs that vest each year until retirement or termination
Termination Provisions – based on new Executive Termination Policy adopted February 2015
CEO Employment is “at will” – all employees, including CEO, do not have employment contracts
CEO compensation at Apache will continue to be performance-based and representative of shareholder interests

COMPENSATION FOR NEW CEO
Mr. Christmann’s compensation is market-based and closely aligns to company performance

SOUND COMPENSATION AND GOVERNANCE PRACTICES

Significant Increase in Variable Awards for
CEO
96% favorable say-on-pay vote in 2014
Stock ownership requirements
Double-triggers for accelerated vesting
Anti-Hedging/Pledging Policy
Significant negative discretion exercised by
the compensation committee
No tax gross-ups for NEOs
No employment contracts going forward
No repricing of options without shareholder
approval
Elected first Independent Chairperson in
company’s 61-year history, effective May
2015
Supported proxy access rights for
shareholders at investor-friendly 3%/3 year
ownership threshold
Majority vote standard for director elections
Special Meetings may be called with 15%
shareholder support
7 out of 11 directors joined the Board since
2011; Average Board tenure now 7 years
Responsiveness to shareholder feedback
No Poison Pill
The Board has implemented market-leading governance practices in direct response to our shareholders’
feedback, including supporting proxy access with 3%/3 year threshold
Please vote FOR the Company’s 2014 non-binding advisory vote on executive compensation in light of the
Company’s strong compensation and governance practices as well as responsiveness to shareholder feedback
Compensation Practices Corporate Governance

APPENDIX 9

APACHE CORPORATION
BUSINESS OVERVIEW

Apache is an independent energy company that currently explores for, develops, and produces natural gas, crude oil, and natural gas liquids in the US, Canada, Egypt, Australia, and the UK North Sea
Four Strategic
Goals Guide
Apache’s Long-
Term Growth
Rigorous Portfolio Management
Conservative Capital Structure
Rate of Return Focus
Continuous Improvement in Operating and Capital Efficiency
Apache Operates in
Five Regions
United States: 45% of production and 52% of proved reserves
Canada: 12% of production and 17% of proved reserves
UK North Sea: 11% of production and 6% of proved reserves
Egypt: 23% of production and 12% of proved reserves
Australia: 9% of production and 13% of proved reserves
Four Main Types of
Commodities are
Produced by
Apache
North America oil and liquids: 33% of production
International oil and liquids: 27% of production
North America natural gas: 24% of production
International natural gas: 16% of production
Regional
Revenue Mix From
Continuing Operations
Note: All data is for FY2014
North
America
50%
International
50%